SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): March 30, 2005

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

One Executive Drive, Fort Lee, New Jersey 07024 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 947-7774

Not Applicable
______________________________________________ (Former name or former address, if changed since last report)

ITEM 1.01 ENTRY INTO A MATERIAL AGREEMENT

On March 30, 2005, the Compensation Committee (the "Committee") of the Board of Directors of Alpharma Inc. (the "Company") approved the annual base salaries for 2005 and the payment of bonuses for 2004 under the Executive Bonus Plan to the Company's Named Executive Officers (which officers were determined by reference to the Company's Proxy Statement, dated April 20, 2004). It is anticipated that the same officers will be the Named Executive Officers in the Company's Proxy Statement related to the 2005 Annual Meeting of Stockholders

The Committee has sought to meet the objectives of its compensation philosophy by making compensation decisions and recommendations for executive officers and other key personnel in a manner which: (1) provides overall compensation that is competitive in its ability to attract and retain highly qualified personnel; (2) relates compensation to the degree to which the Company (and/or the specific business unit in which an executive has responsibility) attains its annual financial performance targets; (3) rewards excellent individual performance and teamwork, with consideration for specific projects completed or adverse conditions overcome to achieve results; and (4) provides an incentive to contribute to the long-term growth of the Company's business and stockholder value. In making compensation recommendations, the Committee is mindful of Section 162(m) of the Internal Revenue Code of 1986, as amended, and consults with tax advisors as necessary to minimize any nondeductible compensation under Section 162(m).

2005 Salaries

The following table sets forth the annual base salary levels of the Company's Named Executive Officers.

NAME AND POSITION	YEAR	BASE SALARY

Ingrid Wiik President and Chief Executive Officer	2004 2005	$732,443 732,443

Mathew T. Farrell Executive Vice President and Chief Financial Officer	2004 2005	450,000 450,000

Ronald N. Warner President, Branded Products and Executive Vice President, Compliance, Intellectual Property and Human Pharmaceuticals, Medical and Regulatory Affairs	2004 2005	350,000 400,000	(1)

Carol A. Wrenn President, Animal Health	2004 2005	379,500 379,500

Robert F. Wrobel Executive Vice President Chief Legal Officer and Secretary	2004 2005	410,000 410,000
  Salary effective April 1, 2005

The Committee made the above decisions on Base Salaries pursuant compensation philosophy set forth above.

2004 Executive Bonus Plan Awards

In March of 2004, the Committee set various company-wide and divisional targets for income from operations and cash flow from operations. In addition target awards were established for each Named Executive Officer (100% of base salary for Ms. Wiik and 50% of base salary for all other Named Executive Officers).

In considering awards, the Committee used the compensation philosophy set forth above and the following factors. With respect to Ms. Wiik, her award reflects the Committee's assessment of overall Company performance and achievement of her individual objectives as measured against her target award. With respect to all of the other Named Executive Officers, the Company's financial performance against the targets established in March 2004 was used as a measurement to fund a pool available for the Committee to pay bonus awards to said Named Executive Officers and to other executives of the Company. Individual awards are measured against each Officer's target award based upon his or her performance against individual objectives; also giving consideration to the overall level of funding available in bonus pool..

The following table sets forth cash payments to the Named Executive Officers in respect of the fiscal year ended December 31, 2004:

NAME	2004 BONUS

Ingrid Wiik	$284,000
Mathew T. Farrell	100,000
Ronald N. Warner	80,000
Carol A. Wrenn	190,000
Robert F. Wrobel	80,000

The Company intends to provide additional information regarding compensation of the Named Executive Officers in respect of and during the year ended December 31, 2004, in the proxy statement for the Company's 2005 Annual Meeting of Stockholders, which is expected to be filed with the Securities and Exchange Commission in April of 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

ALPHARMA INC.
(Registrant)

By /s/    Robert F. Wrobel

Name:   Robert F. Wrobel
Title:   Secretary

Date: April 4, 2005